UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

December 7, 2006

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 7, 2006, Hewlett-Packard Company (“HP”) issued a press release announcing that it has entered into an agreement with the California Attorney General to resolve civil claims arising from the previously disclosed investigation into leaks from its board of directors.  As a result of this agreement, which includes an injunction, the California Attorney General will not pursue civil claims against HP or its current and former directors, officers and employees.  Under the terms of the agreement, HP will pay a total of $14.5 million and implement and maintain for five years a series of measures designed to ensure that HP’s corporate investigations are conducted in accordance with California law and the company’s high ethical standards.  Of the $14.5 million, $13.5 million will be used to create a Privacy and Piracy Fund to assist California prosecutors in investigating and prosecuting consumer privacy and information piracy violations, $650,000 will be used to pay statutory damages and $350,000 will reimburse the California Attorney General’s office for its investigation costs.  There was no finding of liability against HP as part of the settlement.

The agreement does not affect the previously disclosed inquiries HP has received from the United States Attorney’s Office for the Northern District of California, the Division of Enforcement of the U.S. Securities and Exchange Commission, and the Federal Communications Commission, nor does the agreement affect the previously disclosed stockholder derivative lawsuits filed in California and Delaware.

A copy of the press release announcing the agreement with the California Attorney General is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Text of press release issued by HP, dated December 7, 2006, entitled “HP Reaches Resolution with California Attorney General of Claims Arising from Board Leak Investigation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: December 7, 2006	By:	/s/ CHARLES N. CHARNAS
	Name:	Charles N. Charnas
	Title:	Acting General Counsel, Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by HP, dated December 7, 2006, entitled “HP Reaches Resolution with California Attorney General of Claims Arising from Board Leak Investigation.”